Exhibit 10.37

Summary of 2009 Executive Officer Compensation

The following shows the current and anticipated annual salary for each of eLoyalty’s current executive officers:

	Current	Effective As of 4/1/09
Kelly D. Conway, President and Chief Executive Officer:	$480,000	$425,000
William B. Noon, Vice President and Chief Financial Officer (Commenced February 2009):	$215,000	$190,000
Steven C. Pollema, Vice President, Integrated Contact Solutions and CRM:	$300,000	$300,000
Christine R. Carsen, Vice President, General Counsel And Corporate Secretary (Commenced February 2009):	$200,000	$170,000

Mr. Conway and Mr. Pollema have target bonus percentages as set forth in their employment agreements with eLoyalty. Additional information concerning the compensation of these executive officers is set forth in the Proxy Statement on Form 14A filed by eLoyalty Corporation with the Securities and Exchange Commission.